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                                AMENDMENT NUMBER 2 TO
                           PRINCIPAL UNDERWRITING AGREEMENT


     Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford Series Fund, Inc. dated May 29, 1998 (the "Agreement"), Hartford High Yield HLS Fund is hereby included as an additional Fund. All provisions in the Agreement shall also apply to Hartford High Yield HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be
executed on the                 day of                           , 1998.


                         HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

                         _______________________________________________
                         By:
                         Title:

                         HARTFORD SERIES FUND, INC.
                         on behalf of:

                         Hartford High Yield HLS Fund

                         _______________________________________________

                         By:
                         Title: